Exhibit 10.1

STRICTLY PRIVATE AND CONFIDENTIAL

February 10, 2019

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

RE:	IRREVOCABLE, FIRM AND BINDING OFFER: PURCHASE OF THE FRENCH SECURITIES

We refer to our recent discussions relating to the contemplated sale by Determine, Inc. (“Seller” or “you”) of all of the issued and outstanding equity securities of Determine SAS (the “French Securities”) to Corcentric Acquisition, LLC (“Purchaser”, “we” or “us”). Seller and Purchaser are together referred to as the “Parties.” Capitalized terms used in this letter agreement (this “Offer Letter”), unless otherwise defined herein, have the meanings ascribed to them in the Global Purchase Agreement (as defined below).

1.         Offer.

1.1

Purchaser hereby submits this Offer Letter, which constitutes an irrevocable, firm and binding offer, in accordance with the provisions of article 1124 of the French Civil Code, to purchase the French Securities on the terms and subject to the conditions set forth in the Global Purchase Agreement and this Offer Letter (the “Offer”), which Offer shall remain open and binding on Purchaser from the date hereof until the Offer Termination Time and may be accepted by Seller at its sole discretion and option during such period, on the terms and subject to the conditions of this Offer Letter.

1.2

Seller hereby accepts the Offer as an option only; it being expressly agreed by Purchaser that such acceptance shall not constitute, in any manner whatsoever, an undertaking by Seller to consummate the sale of the French Securities or to proceed with the transaction, but only an option for Seller, exercisable by it in its sole discretion and pursuant to the terms and conditions of this Offer Letter, to consummate the sale of the French Securities pursuant to the Global Purchase Agreement.

1.3

Purchaser hereby irrevocably waives, and acknowledges and agrees that neither it nor any of its Affiliates shall have any rights, whether on the basis of this Offer Letter or under applicable Law or otherwise, to modify, amend, revoke, withdraw, disclaim the unenforceability of, or terminate the Offer, except as expressly set forth in Article 5 below. Purchaser further acknowledges that in case of breach of its obligations pursuant to this Offer Letter, the Offer shall be subject to specific performance (exécution forcée) in accordance with the provisions of article 1221 of the French Civil Code, notwithstanding any disproportion in costs that such specific performance would cause between the Purchaser and the Seller.

1.4	For the purposes of this Offer Letter, the term “Offer Termination Time” means the time at which the Offer is terminated pursuant to Article 4 below.

1.5

The Parties agree that the French Securities shall constitute Transferred Assets which shall be subject in all respects to the Global Purchase Agreement, including, that upon the Closing, the French Securities shall be transferred to Purchaser, pursuant to the terms and conditions of the Global Purchase Agreement.

2.	Consultation Proceedings.

2.1	The Parties acknowledge and agree that:

(a)

the social and economic committee (Comité Social et Economique) of Determine SAS (the “CSE”) shall be informed and consulted in accordance with French Law about the contemplated sale of the French Securities by Seller to Purchaser (the “CSE Consultation Proceeding”); and

(b)

Determine SAS shall either send a registered letter with acknowledgement of receipt or submit such letter by personal hand with acknowledgement of receipt to each of its employees (the “Employees”), informing him/her of his/her right to make an offer to complete the contemplated transaction in accordance with the provisions of article L. 23-10-7et seq. of the French Code de Commerce (the “Individual Information”, together with the CSE Consultation Proceeding, the “Consultation Proceedings”).

2.2	The CSE Consultation Proceeding and the Individual Information shall be deemed completed (the “Completion of the Consultation Proceedings”) on the latest of the following dates:

(a)	upon the delivery to Seller by the CSE of its opinion in respect of the sale of the French Securities by Seller to Purchaser; and

(b)

in the absence of any such opinion, the date on which the CSE is deemed to have rendered an opinion following the expiration of the period provided under Article L. 2312-15 of the French Code du Travail

2.3

Seller shall, and shall cause its subsidiary to, use commercially reasonable efforts to take such steps as are necessary or desirable to complete the Consultation Proceedings as promptly as reasonably practicable, including by (a) calling any necessary meetings of the CSE and (b) providing as promptly as reasonably practicable to the CSE or the Employees the information and documentation reasonably necessary to complete the Consultation Proceedings.

2.4

Purchaser shall, and shall cause its Affiliates to, cooperate with Seller and its subsidiary in connection with the CSE Consultation Proceeding and take such actions as are necessary or reasonably desirable to assist Seller and its subsidiary in the completion of the CSE Consultation Proceeding as promptly as reasonably practicable, including by (a) participating in meetings of the CSE, when so requested and invited by Seller or its subsidiary, (b) providing in a timely manner to Seller or its subsidiar or the CSE any information or documentation relating to Purchaser or its Affiliates necessary or desirable in connection with the CSE Consultation Proceeding and (c) if so requested by Seller or the CSE, providing in a timely manner to the CSE any information, undertaking or representation in respect of Purchaser’s or its Affiliates’ strategy in relation to the French Securities.

2.5	The Parties shall reasonably consult and exchange information with each other as to the status of and progress of the Consultation Proceedings contemplated by this Article 2.

3.	Conditions to Acceptance of Offer; Acceptance.

3.1	The Parties hereby agree that Seller’s right to accept the Offer shall be subject to the Completion of the Consultation Proceedings as provided in Article 2 on or before the Offer Termination Time.

3.2	Seller shall notify Purchaser in writing upon the satisfaction of the condition precedent set forth in Section 3.1.

3.3

From the time of the satisfaction of the condition precedent set forth in Section 3.1 and until the Offer Termination Time, Seller may accept the Offer by providing written notice to Purchaser of such acceptance in the form attached to this Offer Letter as Exhibit A (the “Offer Acceptance Notice”).

3.4	Promptly (but in any event within twenty-four (24) hours) after receipt of the Offer Acceptance Notice, Purchaser shall countersign and return to Seller (a) the Offer Acceptance Notice.

4.	Termination.

4.1

This Offer Letter and the Offer shall automatically terminate, lapse and cease to be of any further force or effect automatically upon the earlier of (i) the ten (10) Business Days following the date of Completion of the Consultation Proceedings and (ii) the termination of that certain Asset Purchase Agreement, by and between Corcentric, Inc., Purchaser and Seller, dated as of the date hereof (the “Global Purchase Agreement”).

5.	Miscellaneous.

5.1

Notices. Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by or electronic mail (read receipt requested, with confirmation not to be unreasonably withheld or delayed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(a)	if to Seller:

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Attention: Kevin Grande, General Counsel

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen

Facsimile No.: (415) 984-8701

E-mail: bchristensen@omm.com

(b)	if to Purchaser:

Corcentric Acquisition, LLC

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Michael C. Labriola

Attention: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided

5.2

Severability. If any term or other provision of this Offer Letter is declared invalid, illegal or incapable of being enforced by any relevant jurisdiction, all other terms and provisions of this Offer Letter shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Offer Letter is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Offer Letter so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Offer Letter are consummated as originally contemplated to the greatest extent possible.

5.3

Assignment. This Offer Letter and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the prior written consent of the other Parties (which consent may be granted or withheld in the sole discretion of each such Party), as the case may be, and any attempted assignment that is not in accordance with this Section 5.3 shall be null and void ab initio.

5.4

Amendment. This Offer Letter may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Party that expressly references the Section of this Offer Letter to be amended; or (b) by a waiver in accordance with Section 5.5.

5.5

Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant to this Offer Letter; or (c) waive compliance with any of the agreements of the other Parties or conditions to any such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Offer Letter.

5.6

Waivers to legal provisions. The Purchaser expressly and irrevocably waives (i) any right it may have under article 1226 of the French Civil Code to terminate this Offer Letter, (ii) any right it may have under articles 1186 and 1187 of the French Civil Code to claim that this Offer Letter has lapsed as a result of any other contract contributing to the completion of the transactions contemplated hereunder having terminated, lapsed or being ineffective for any reason whatsoever, and (iii) any right it may have under article 1195 of the French Civil Code and assumes any risk which may arise from any of the unforeseeable circumstances referred to under such article.

5.7

No Third-Party Beneficiaries. This Offer Letter shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Offer Letter.

5.8	Incorporation of the Exhibits. The Exhibits identified in this Offer Letter are incorporated herein by reference and made a part hereof.

5.9

Governing Law; Jurisdiction; Waiver of Jury Trial. This Offer Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each Party hereby: (a) agrees that any Proceeding in connection with or relating to this Offer Letter or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 5.9 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (e) agrees to notify the other party to this Offer Letter immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Section 5.1; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS OFFER LETTER OR ANY MATTERS CONTEMPLATED HEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

5.10	Expenses. Except as otherwise set forth herein, each Party shall bear its own fees and expenses with respect to the transactions contemplated hereby.

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Yours faithfully,

CORCENTRIC ACQUISITION, LLC

By:	/s/ Mark Joyce
Name:	Mark Joyce
Its:	EVP & CFO

Countersigned on February 10, 2019, it is specified that the Offer Letter is executed by the Seller exclusively to acknowledge its agreement on its provisions and, in particular on certain undertakings of the Seller under Article 2 (Consultation Proceedings) and 5 (Miscellaneous). In no event shall such signature be construed as an acceptance of the Offer by any of the Seller.

Determine, Inc.

By:	/s/ John Nolan
Name:	John Nolan
Its:	Chief Financial Officer and Secretary

[Signature Page to Offer Letter]

EXHIBIT A

FORM OF OFFER ACCEPTANCE NOTICE

STRICTLY PRIVATE AND CONFIDENTIAL

[●], 201[●]

[Company]

RE:	IRREVOCABLE, FIRM AND BINDING OFFER: PURCHASE OF THE FRENCH SECURITIES

Ladies and Gentlemen:

We refer to that certain Offer Letter, dated as of February 10, 2019 (the “Offer Letter”) by and between Determine, Inc. (“Seller” or “us”) and Corcentric Acquisition LLC (“Purchaser”). Seller and Purchaser are together referred to as the “Parties.” Capitalized terms used in this Offer Acceptance Notice, unless otherwise noted herein, have the meanings ascribed to them in the Offer Letter or the Global Purchase Agreement, as applicable.

Please be advised that by this Offer Acceptance Notice, Seller hereby accepts the Offer pursuant to the terms of the Offer Letter and this Offer Acceptance Notice.

As set forth in the Offer Letter, Seller hereby acknowledges and agrees with Purchaser that the French Securities shall hereafter constitute Transferred Assets which, in each case, shall be subject in all respects to the Global Purchase Agreement, including that, upon the Closing, the French Securities shall be transferred to Purchaser, pursuant to the terms and conditions of the Global Purchase Agreement.

Please arrange for this Offer Acceptance Notice to be duly countersigned on behalf of Purchaser and promptly returned to us pursuant to the terms of the Offer Letter.

This Offer Acceptance Notice may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

[Exhibit A]

Yours faithfully,

Determine, Inc.

By:
Name:
Its:

ACKNOWLEDGED AND AGREED,

as of the date first set forth above:

Corcentric Acquisition, LLC

By:
Name:
Its:

[Exhibit A]